SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   July 27, 2004

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

1521 Concord Pike, Brandywine West, Suite 301, Wilmington, Delaware 19803
(Address of Principal Executive Offices, including Zip Code)

        Registrant’s Telephone Number, including Area Code: 302-778-8227

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

        GrafTech International Ltd. (the “Corporation”) hereby incorporates by reference the contents of the press release, dated July 27, 2004, announcing that for the second consecutive year, a newly developed and commercially available product from its eGRAF® electronic thermal management product line was recognized by R&D Magazine as one of the most technologically significant products introduced globally over the last year. A copy of this press release is filed herewith as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 28, 2004	GRAFTECH INTERNATIONAL LTD. By: /s/ Karen G. Narwold —————————————— Karen G. Narwold Vice President, General Counsel, Human Resources & Secretary

EXHIBIT INDEX

99.1	Press release of GrafTech International Ltd., dated July 27, 2004.